EXHIBIT 99.3

2011
First Quarter
Earnings Supplement

The enclosed summary should be read in conjunction with the text and statistical tables included in American Express Company’s (the “Company” or “AXP”) First Quarter 2011 Earnings Release.

This presentation contains certain forward-looking statements that are subject to risks and uncertainties and speak only as of the date on which they are made. Important factors that could cause actual results to differ materially from these forward-looking statements, including the Company’s financial and other goals, are set forth on page 21 of this Supplement, in the Company’s 2010 Annual Report to Shareholders, in its 2010 Annual Report on Form 10-K and in other reports on file with the Securities and Exchange Commission.

AMERICAN EXPRESS COMPANY
FIRST QUARTER 2011 OVERVIEW
CONSOLIDATED

FINANCIAL RESULTS

•
First quarter diluted EPS attributable to common shareholders of $0.97 increased 33% from $0.73 last year. Total revenues net of interest expense increased 7%. Return on average equity (“ROE”) was 27.9% and return on average tangible common equity (“ROTCE”), which excludes goodwill and intangibles, was 35.6%1.

BUSINESS METRICS

•	Compared with the first quarter of 2010:

-	Worldwide billed business of $187.9B increased 17% reflecting strong card spending across all segments. Adjusted for the impact of changes in foreign exchange rates, worldwide billings grew 15%2.

-
Worldwide total cards-in-force of 92.4MM increased 5% or 4.4MM cards from last year, and increased 1.4MM cards from last quarter. During Q3’10 the definition of cards-in-force was changed for certain retail co-brand cards in Global Network Services (“GNS”) as further discussed on page 9. The change caused a reduction to reported cards-in-force in Q3’10 of 1.6MM.

-
Worldwide average spending per proprietary basic cards-in-force of $3,438 increased 14% versus last year reflecting broad-based improvement in cardmember spending levels. Adjusted for the impact of changes in foreign exchange rates, worldwide average spending per proprietary basic card grew 13%2.

-
Worldwide cardmember loan balances of $57.8B increased slightly from $57.6B last year, reflecting higher cardmember spending levels offset by higher cardmember payment rates and lower revolving levels.

FINANCIAL HIGHLIGHTS

•
Discount Revenue: Increased 14% reflecting 17% growth in billed business volumes and a flat discount rate, partially offset by relatively faster growth in billed business related to GNS, where the Company shares the discount revenue with card issuing partners, and higher contra-revenue items, including corporate incentive payments, partner payments (as described further on page 2) and cash back rewards costs.

•
Net Interest Income: Decreased 13%, primarily due to a lower net yield. The lower net yield reflects lower revolving levels, in part driven by higher payment rates, and the implementation of elements of H.R. 627: Credit Card Accountability Responsibility and Disclosure Act of 2009 (the “CARD Act”). These reductions to yield were partially offset by the benefit of certain repricing initiatives effective during 2009 and 2010.

•
Total Provisions for Losses: Decreased 90%, primarily driven by lower lending write-offs and lower lending reserve requirements due to improving credit performance within the cardmember loan portfolio. Charge card provision for loss also declined reflecting improved year over year credit trends, partially offset by higher receivable levels.

•
Marketing and Promotion Expenses: Increased 15% versus last year as lower credit provision expenses and continued strong business trends enabled higher year over year investment levels. Marketing and promotion expense decreased 15% or $124MM versus Q4’10, primarily reflecting lower business unit investments.

•
Cardmember Rewards Expense: Increased 30%, reflecting greater rewards-related spending volumes and higher co-brand expense. In addition, the Company increased its U.S. Membership Rewards program ultimate redemption rate estimate for current program participants to reflect an increase in redemption patterns based on greater customer engagement. This increase caused the global ultimate redemption rate to increase from 91% at Q4’10 to 92% in Q1’11, which resulted in additional rewards expense in the period of approximately $188MM ($117MM after-tax).

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1
Please refer to Appendix I of the First Quarter 2011 Earnings Release for the components of return on average equity (“ROE”), ROCE and ROTCE on a consolidated basis and Appendix II for return on average segment capital (“ROSC”) and return on average tangible segment capital (“ROTSC”)  on a segment basis.

2
As reported in this Earnings Supplement, F/X adjusted information assumes a constant exchange rate between the periods being compared for purposes of currency translation into U.S. dollars (i.e., assumes the foreign exchange rates used to determine results for the three months ended March 31, 2011 apply to the period(s) against which such results are being compared).  Management believes the presentation of information on an F/X adjusted basis is helpful to investors by making it easier to compare the Company's performance in one period to that of another period without the variability caused by fluctuations in currency exchange rates.

AMERICAN EXPRESS COMPANY
FIRST QUARTER 2011 OVERVIEW
CONSOLIDATED

•
Salaries and Employee Benefits Expense: Increased 15%, reflecting higher employee levels, merit increases for existing employees, higher benefit-related costs and higher incentive related compensation.

-	Compared with last year, the total employee count of 62,400 increased by 3,300 or 6% from a year ago. Compared with last quarter, the total employee count increased by 1,400 or 2%.

•
Professional Services Expense: Increased 18%, reflecting higher technology development expenditures including various initiatives related to digitizing the business, globalizing operating platforms, and enhancing analytical and data capabilities; higher legal costs; and greater third-party merchant sales-force commissions.

•
Reclassification of Partner Payments: Beginning Q1’11, certain payments to business partners previously expensed in Other, net expense have been reclassified as either contra Discount Revenue or Marketing and Promotion expense. The reclassified partner payments are primarily related to the extension or signing of certain co-brand contracts where upfront payments reflecting value generated by the partnership during the contract period are amortized over the life of the contract. Prior period results have been revised for this change.

•
Segment Allocation Changes: Beginning Q1’11, the Company changed its segment allocation methodology to better align segment reporting with the Company’s previously announced management reorganization, which has been implemented over the last several quarters. The reorganization included the formation of the Enterprise Growth Group, which is reported in the Corporate & Other segment. Starting in Q1’11, certain business activities such as Loyalty Edge and Global Foreign Exchange Services, which were previously managed and reported in the operating segments, are managed by Enterprise Growth and reported in the Corporate & Other segment. The reorganization also included consolidation of certain corporate support functions into the Global Services organization. Greater centralization of activities has led to modifications in the costs being allocated from the Corporate & Other segment to the reported operating segments starting in Q1’11. Prior periods have been revised for these changes.

Beginning Q4’10, the Company completed its conversion to a new general ledger platform. This conversion enabled the Company to streamline its ledger reporting unit structure, resulting in a reconfiguration of intercompany accounts. These changes have the effect of altering intercompany balances among segments, thus altering reported total segment assets. Total segment assets presented in the First Quarter 2011 Earnings Release reflect the changes described above. This conversion had no impact on segment results, segment capital or return on segment capital metrics.

•
Charge Card Write-off Period Changes: In Q1’10, the Company modified its reporting in the International Card Services (“ICS”) and Global Commercial Services (“GCS”) segments to write-off past due cardmember receivables when 180 days past due or earlier, versus its prior methodology of writing them off when 360 days past billing or earlier. This change is consistent with bank regulatory guidance and the write-off methodology adopted for the cardmember receivables portfolio in the U.S. Card Services (“USCS”) segment in Q4’08. This change resulted in approximately $60MM and $48MM of net write-offs for ICS and GCS, respectively, being included in Q1’10, which increased the net loss ratios and decreased the 90 days past billing metrics for these segments, but did not have a substantial impact on provisions for losses.

AMERICAN EXPRESS COMPANY
FIRST QUARTER 2011 OVERVIEW
CONSOLIDATED

CAPITAL

•
Capital Distribution to Shareholders: During Q1’11, approximately 16% of capital generated was distributed to shareholders through the Company’s quarterly common share dividend. During the quarter the Company did not engage in share repurchase activities.

Since the inception of repurchase programs in December 1994, 684MM shares have been acquired under cumulative Board authorizations to repurchase up to 770MM shares. On a cumulative basis, since 1994 the Company has distributed 63% of capital generated through share repurchases and dividends.

On January 7, 2011, the Company submitted its Comprehensive Capital Plan (“CCP”) to the Board of Governors of the Federal Reserve (the “Federal Reserve”). The CCP included an analysis of performance and capital availability under certain adverse economic assumptions, as well as a capital distribution plan outlining the Company’s plans to return capital to shareholders in 2011 through dividends and share repurchases. On March 18, 2011, the Company was informed that the Federal Reserve had no objections to the Company’s 2011 capital distribution plan. The number of shares that will be repurchased in 2011 will be based on the Company’s business plans and financial performance, and will be consistent with its submitted capital distribution plan.

As the Company has previously disclosed, its objective is to return to shareholders, on average and over time, approximately 50% of the capital it generates through a combination of dividends and the repurchase of common shares. The Company expects to commence share repurchase activities during Q2’11.

-	Shares Outstanding:

	Millions of Shares
	Q1’11	Q4’10	Q1’10
Shares outstanding – beginning of period	1,197	1,204	1,192
Repurchase of common shares	-	(14)	-
Employee benefit plans, compensation and other	5	7	6
Shares outstanding – end of period	1,202	1,197	1,198

•	Capital Ratios: As of March 31, 2011, the Company’s key consolidated capital ratios3 were as follows:

($ in billions)	March 31, 2011
Risk-Based Capital
Tier 1	11.8%
Total	13.9%

Tier 1 Leverage	9.4%
Tier 1 Common Equity/Risk Weighted Assets (RWA)	11.8%
Tangible Common Equity (TCE)/RWA	11.7%

Tier 1 Capital	$13.2
Tier 1 Common Equity	$13.2
Tier 2 Capital	$2.4
Total Average Assets4	$139.5
RWA	$111.4
TCE5	$13.0

On December 16, 2010, the Basel Committee on Banking Supervision issued the Basel III rules text, which presents details of global regulatory standards on bank capital adequacy and liquidity agreed to by the Governors and Heads of Supervision, and endorsed by the G20 Leaders at their November, 2010 summit. While final implementation of the rules related to capital ratios will be determined by the Federal Reserve, the Company estimates that had the new rules been in place during Q1’11, the reported tier 1 common and tier 1 capital ratios would decline by approximately 80 basis points. In addition, the impact of the new rules on the reported Tier 1 leverage ratio would be a decline of approximately 170 basis points.

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3	These ratios represent a preliminary estimate as of the date of this Earnings Supplement and may be revised in the Company’s First Quarter 2011 Form 10-Q.
4	For the purpose of calculating the Tier 1 Leverage Ratio.
5	Based upon shareholders’ equity of $17.5B less goodwill and intangible assets of $4.5B.

AMERICAN EXPRESS COMPANY
FIRST QUARTER 2011 OVERVIEW
CONSOLIDATED

FUNDING AND LIQUIDITY

•	Funding Activities: During Q1’11, the Company primarily funded its business through deposit-taking.

-	Deposits: The Company held the following deposits at the end of Q1’11 and Q4’10:

($ in billions)	March 31, 2011	December 31, 2010	Change
U.S. Direct Deposits6	$12.7	$8.8	$3.9
U.S. 3rd Party CDs	9.5	11.4	(1.9)
U.S. 3rd Party Sweep Accounts	8.9	8.9	-
Other Deposits	0.7	0.6	0.1
Total	$31.8	$29.7	$2.1

The total portfolio of U.S. retail Certificates of Deposit (“CDs”) issued through the direct deposit and third party programs had an average remaining maturity of 19.5 months and an average rate at issuance of 2.6%.

•	Funding Sources: The Company’s primary funding sources consist of retail deposits, unsecured debt and asset-backed securities, including its recently launched asset-backed conduit facility.

The Company offers deposits within its American Express Centurion Bank and American Express Bank, FSB (“FSB”) subsidiaries (together, the “Banks”). These funds are insured up to $250,000 per account through the Federal Deposit Insurance Corporation (“FDIC”). The Company, through FSB, has a direct deposit-taking program, Personal Savings® from American Express, to supplement its distribution of deposit products through third-party distribution channels. This program makes FDIC-insured CDs and high-yield savings account products available directly to consumers.

The Company currently has an objective to hold excess cash and readily marketable securities to satisfy all maturing long-term funding obligations for a 12-month period, in addition to having access to significant additional contingent liquidity sources in the event that access to its primary funding sources should become unavailable. As of March 31, 2011, the Company held $20B of excess cash and readily marketable securities versus $17B of long-term debt and CDs maturing over the next 12 months.

-	Additional Funding Sources: The Company can also draw upon the following additional funding sources:

--	Commercial Paper: At March 31, 2011, the Company had $0.8B of commercial paper outstanding.

--
Discount Window: The Banks are insured depository institutions that have the capability of borrowing from the Federal Reserve Bank of San Francisco (i.e., access to the Federal Reserve Bank discount window), subject to the amount of qualifying collateral that they may pledge. The Federal Reserve has indicated that both credit and charge card receivables are a form of qualifying collateral for secured borrowing made through the discount window. Whether specific assets will be considered qualifying collateral for secured borrowings made through the discount window, and the amount that may be borrowed against the collateral, remains at the discretion of the Federal Reserve.

--
Bank Lines: At March 31, 2011, the Company maintained committed bank lines of credit totaling $10.6B, of which $4.2B was drawn as part of the Company’s normal funding activities. The committed facilities have $3.3B of expirations in 2011, with the remainder expiring in 2012.

--
Secured Borrowing Facility: At March 31, 2011, the Company maintained its asset-backed conduit facility, a $3B committed, revolving, and secured financing facility. The facility was undrawn at March 31, 2011 and is due to expire in December 2013.

•
Maturity Obligations: The maturities of the Company’s long-term unsecured debt, debt issued in connection with asset-backed securitizations and long-term CDs, for the next four quarters are as follows:

($ in billions)	Funding Maturities
Quarter Ending:	Unsecured Debt	Asset-Backed Securitizations	Certificates of Deposit	Total
June 30, 2011	$1.4	$1.5	$1.6	$4.5
September 30, 2011	0.6	0.6	0.7	1.9
December 31, 2011	6.9	-	1.3	8.2
March 31, 2012	1.0	0.5	1.2	2.7
	$9.9	$2.6	$4.8	$17.3

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6	Direct Deposits primarily includes the Personal Savings® direct deposit program, which consists of $11.4B from high yield savings accounts and $0.9B from retail CDs.

AMERICAN EXPRESS COMPANY
FIRST QUARTER 2011 OVERVIEW
CONSOLIDATED

OTHER ITEMS OF NOTE

•
Acquisition of Accertify: On November 10, 2010, the Company completed the acquisition of Accertify Inc., a leading provider of solutions that help merchants combat fraudulent online and other card-not-present transactions, for total consideration of $151MM. The acquisition enables the Company to broaden its offering of fraud prevention services to merchants to include transactions that take place on all networks.

•
Acquisition of Loyalty Partner: On March 1, 2011, the Company completed the acquisition of Loyalty Partner, a leading marketing services company best known for the loyalty programs it operates in Germany, Poland and India. Loyalty Partner also provides market analysis, operating platforms and consulting services that help merchants grow their businesses. The transaction, which values Loyalty Partner at approximately $766MM, consists of an upfront cash purchase price of approximately $616MM ($585MM plus $31MM in cash acquired) and an additional $150MM in the current fair value of equity interest that the Company may acquire over the next five years at a price based on business performance.

•
Visa and MasterCard Litigation Settlements: The Company has been receiving payments from Visa and MasterCard for the last several years under the terms of previously disclosed settlement agreements. The settlement with Visa is comprised of an initial payment of $1.13B ($700MM after-tax) that was recorded in Q4’07 and received in March 2008, and quarterly payments of up to $70MM ($43MM after-tax) for four years from Q1’08 through Q4’11. The settlement with MasterCard is comprised of quarterly payments of up to $150MM ($93MM after-tax) for three years from Q3’08 through Q2‘11. The Company recognized $70MM from Visa for each of the past thirteen quarters and $150MM from MasterCard for each of the past eleven quarters pursuant to these agreements.

The installment payments from both parties are subject to the Company achieving certain quarterly performance criteria in the GNS business within the U.S., which the Company believes it is positioned to meet. Payments earned through March 2011 have been recorded as a reduction to the “other, net” expense line within the Corporate & Other segment.

•
Reengineering Initiatives: On January 19, 2011, the Company announced that it was undertaking various reengineering initiatives resulting in charges aggregating approximately $113MM pre-tax (approximately $74MM after-tax), which were recorded in the fourth quarter of 2010. The charges relating to the reengineering activities include a restructuring charge recorded in the fourth quarter (pursuant to a plan approved by the Company’s management on December 20, 2010) in the amount of approximately $98MM pre-tax (approximately $63MM after-tax) relating to employee severance obligations and other employee-related costs resulting from the planned consolidation of facilities within the Company’s global servicing network. The reengineering activities are expected to result in the elimination of approximately 3,500 jobs in the aggregate (including approximately 3,200 jobs relating to the restructuring charge described in the preceding sentence); however, overall staffing levels are expected to decrease only by approximately 550 positions on a net basis as new employees are hired at the locations to which work is being transferred.

During 2011, the Company expects to record restructuring charges in one or more quarterly periods relating to the reengineering activities described above in the aggregate amount of approximately $60MM to $80MM pre-tax (approximately $38MM to $51MM after-tax). The total expected additional charges include approximately $25MM to $35MM in costs associated with additional employee compensation and approximately $35MM to $45MM in other costs principally relating to the termination of certain real property leases. In Q1’11, the Company recorded $11MM ($7MM after-tax) of the $60MM to $80MM in expected additional charges.

Substantially all of the reengineering activities are expected to be completed by the end of the fourth quarter of 2011.

The Company also announced that it expects the charges recorded in the fourth quarter of 2010 and to be recorded during 2011 to result in annualized cost savings to the Company of approximately $70MM, starting in 2012. The Company announced that it intends to reinvest a portion of such savings into new servicing capabilities and other business building initiatives.

AMERICAN EXPRESS COMPANY
FIRST QUARTER 2011 OVERVIEW
CONSOLIDATED

EXPANDED PRODUCTS AND SERVICES

•	During the quarter, American Express continued to invest in growth opportunities through expanded products and services.

In our proprietary issuing and network businesses, the Company:

-
Announced the addition of three new benefits to its Platinum Card to help make international travel more enjoyable and less stressful. The additions include (1) Priority PassTM Select, which provides access to more than 600 international airport lounges in more than 100 countries and more than 300 cities worldwide, (2) $100 Global Entry Credit, covering the $100 application fee for cardmembers applying to the Global Entry program, which allows approved members expedited clearance and the ability to bypass lines at International Arrivals in major U.S. airports when returning from traveling abroad and (3) the Elimination of Foreign Currency Transaction Fees.

-
In conjunction with foursquare, unveiled details of new functionality that delivers a whole new way of redeeming merchant offers within the foursquare app without the need for coupons, special codes or showing phones to cashiers. Debuting with a pilot program at South by Southwest Interactive (SXSWi), American Express' new Smart Offer APIs enabled SXSWi attendees and Austin residents to link their American Express® Card accounts to their foursquare profiles from March 11th – 15th to test the new foursquare experience for the first time.

-
Launched ID Protect Premium, a comprehensive identity theft prevention service that helps consumers detect and prevent fraud before it occurs. The new service provides enhanced safeguards for consumers who increasingly live their lives online.

-
Announced NEXTPEDITIONSM, a new way to travel targeted to travel enthusiasts in their 20s and 30s. After taking an interactive online quiz, called a Travel Profiler, the cardmember’s Travel Sign is determined based on his or her hobbies, interests, social media habits, etc. Based on these results, American Express Travel offers consumers the exciting opportunity to take a vacation where the destination and itinerary are unknown until the actual journey begins.

-	Announced the expansion of American Express Business Insights, the Company’s unique spend data analytics group, to businesses in the United Kingdom.

In the GNS business the Company:

-
Supported existing GNS partners in launching a wide range of new products, including: the MBNA American Express® Credit Card with cash back in the United Kingdom, the Diamond Awards American Express® Card from Commonwealth Bank of Australia, the Lotte Platinum Charlotte Star American Express® Card from Lotte Group in South Korea, the Maybankard 2 American Express® Credit Card with Maybank in Malaysia and the ICBC Eastern Airline American Express® Credit Card in China.

In our Enterprise Growth Group, the Company:

-
Unveiled ServeSM, a digital payment and commerce platform where consumers can make purchases and person-to-person (P2P) payments online (serve.com) via mobile phones, and at millions of merchants who accept American Express cards. Serve unifies multiple payment options into a single account that can be funded from a bank account, debit, credit or charge card, or by receiving money from another Serve account.

AMERICAN EXPRESS COMPANY
FIRST QUARTER 2011 OVERVIEW
CONSOLIDATED

Statements of Income
(GAAP basis)

(Preliminary)	Quarters Ended		Percentage
(Millions, except per share amounts)	March 31,		Inc/(Dec)
	2011	2010
Revenues
Non-interest revenues
Discount revenue	$3,902	$3,422	14%
Net card fees	537	521	3
Travel commissions and fees	454	385	18
Other commissions and fees	529	500	6
Other	475	425	12
Total non-interest revenues	5,897	5,253	12
Interest income
Interest and fees on loans	1,619	1,775	(9)
Interest and dividends on investment securities	88	117	(25)
Deposits with banks and other	20	13	54
Total interest income	1,727	1,905	(9)
Interest expense
Deposits	137	128	7
Short-term borrowings	-	1	#
Long-term debt and other	456	469	(3)
Total interest expense	593	598	(1)
Net interest income	1,134	1,307	(13)
Total revenues net of interest expense	7,031	6,560	7
Provisions for losses
Charge card	198	227	(13)
Cardmember loans	(120)	688	#
Other	19	28	(32)
Total provisions for losses	97	943	(90)
Total revenues net of interest expense after provisions for losses	6,934	5,617	23

Expenses
Marketing and promotion	709	619	15
Cardmember rewards	1,577	1,211	30
Cardmember services	164	157	4
Salaries and employee benefits	1,522	1,327	15
Professional services	663	561	18
Occupancy and equipment	394	384	3
Communications	95	95	-
Other, net	78	11	#
Total	5,202	4,365	19

Pretax income	1,732	1,252	38
Income tax provision	555	367	51
Net income	$1,177	$885	33

Net income attributable to common shareholders7	$1,163	$873	33

Earnings Per Common Share-Basic
Net Income attributable to common shareholders	$0.98	$0.74	32

Earnings Per Common Share-Diluted
Net Income attributable to common shareholders	$0.97	$0.73	33

Average Shares Outstanding
Basic	1,192	1,185	1
Diluted	1,198	1,191	1

# Denotes a variance of more than 100%.

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7	Represents net income less earnings allocated to participating share awards and other items of $14MM and $12MM for the three months ended March 31, 2011 and 2010, respectively.

AMERICAN EXPRESS COMPANY
FIRST QUARTER 2011 OVERVIEW
CONSOLIDATED

•
Consolidated Total Revenues Net of Interest Expense: Consolidated total revenues net of interest expense increased 7% versus last year, reflecting increases of 2% in USCS, 6% in ICS, 16% in GCS, and 16% in Global Network and Merchant Services (“GNMS”). The increase in total revenues net of interest expense primarily reflects higher discount revenues, greater travel commissions and fees, higher other revenue, increased other commissions and fees and higher net card fees, partially offset by lower net interest income. On an F/X adjusted basis, consolidated total revenues net of interest expense increased 5%8.

•
Consolidated Provisions for Losses: Consolidated provisions for losses decreased 90% versus last year, reflecting decreases of 93% in USCS, 97% in ICS and 71% in GCS and no change in GNMS. The improvement in provision for losses was primarily driven by a lower lending reserve requirement due to improving credit performance within the cardmember loan portfolio. Charge card provision for loss also declined reflecting improved credit trends, partially offset by higher receivable levels. On an F/X adjusted basis, consolidated provisions for losses also decreased 90%8.

•
Consolidated Expenses: Consolidated expenses increased 19%, reflecting increases of 21% in USCS, 19% in ICS, 9% in GCS and 13% in GNMS. The total expense increase reflects increased cardmember rewards expenses, higher salaries and employee benefits expenses, greater professional services expenses, higher marketing and promotion expenses, higher other, net expenses, higher occupancy and equipment expenses, higher cardmember services expenses and flat communications expenses. On an F/X adjusted basis, consolidated expenses increased 17%8.

•	Pretax Margin: Was 24.6% of total revenues net of interest expense in Q1’11 compared with 19.1% in Q1’10.

•	Effective Tax Rate: Was 32% in Q1’11 versus 29% in Q1’10. The tax rates in both quarters reflect the level of pre-tax income in relation to recurring permanent tax benefits.

•
Discount Revenue: Increased 14% on a 17% increase in billed business. The lesser revenue versus billed business growth reflects the relatively faster growth in billed business related to GNS, where discount revenue is shared with card issuing partners, and higher contra-revenues, including corporate incentive payments, partner payments (as described further on page 2) and cash back rewards costs.

-
The average discount rate9 was 2.55% in both Q1’11 and Q1’10 versus 2.52% in Q4’10. The increase in the rate versus Q4’10 reflects the normal seasonal impact of a relatively lower level of retail-related business volumes during the first quarter. As indicated in prior quarters, certain pricing initiatives, changes in the mix of business and volume-related pricing discounts and investments will likely result in some erosion of the average discount rate over time.

	Quarters Ended March 31,		Percentage Inc/(Dec)
	2011	2010
Card billed business9 (billions):
United States	$124.1	$108.0	15%
Outside the United States	63.8	53.0	20
Total	$187.9	$161.0	17
Total cards-in-force (millions):
United States	49.4	48.8	1
Outside the United States	43.0	39.2	10
Total	92.4	88.0	5
Basic cards-in-force10 (millions):
United States	38.3	37.8	1
Outside the United States	34.4	31.2	10
Total	72.7	69.0	5
Average basic cardmember spending11
United States	$3,549	$3,146	13
Outside the United States	$3,162	$2,683	18
Total	$3,438	$3,012	14

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8
As reported in this Earnings Supplement, F/X adjusted information assumes a constant exchange rate between the periods being compared for purposes of currency translation into U.S. dollars (i.e., assumes the foreign exchange rates used to determine results for the three months ended March 31, 2011 apply to the period(s) against which such results are being compared).  Management believes the presentation of information on an F/X adjusted basis is helpful to investors by making it easier to compare the Company's performance in one period to that of another period without the variability caused by fluctuations in currency exchange rates.

9
For additional information about discount rate calculations and billed business, please refer to the First Quarter 2011 Earnings Release, American Express Company Selected Statistical Information pages.

10
Starting in Q1’11, as the necessary data became available, the Company began to separately report Basic and Supplementary cards-in-force for GNS.  The Company has accordingly revised prior periods to conform with the current period presentation.

11	Proprietary card activity only.

AMERICAN EXPRESS COMPANY
FIRST QUARTER 2011 OVERVIEW
CONSOLIDATED

-
Worldwide Billed Business: The 17% increase in worldwide billed business reflected growth of 13% in USCS, 16% in ICS, 19% in GCS and 29% in GNS. The table below summarizes selected billed business related statistics for Q1’11:

	Percentage Increase/(Decrease)	Percentage Increase/(Decrease) Assuming No Changes in Foreign Exchange Rates12
Worldwide13
Total billed business	17%	15%
Proprietary billed business	15	13
GNS billed business	29	24
Average spending per proprietary basic card	14	13
Basic cards-in-force	5
U.S. 13
Billed business	15
Average spending per proprietary basic card	13
Basic cards-in-force	1
Proprietary consumer card billed business14	13
Proprietary small business billed business14	14
Proprietary Corporate Services billed business15	18
Outside the U.S.13
Billed business	20	14
Average spending per proprietary basic card	18	12
Basic cards-in-force	10
Proprietary consumer and small business billed business16	16	10
Proprietary Corporate Services billed business15	21	15

--	U.S. non-T&E-related volume categories, which represented approximately 71% of total U.S. billed business, increased 15% and T&E volumes increased 16%.
--
U.S. airline-related volume, which represented approximately 10% of total U.S. volumes during the quarter, increased 19% due to a 12% increase in airline transactions and a 7% increase in the average airline charge.

--
Worldwide airline volumes, which represented approximately 11% of total volumes during the quarter, increased 20% due to a 12% increase in airline transactions and a 7% increase in the average airline charge.

--
Assuming no changes in foreign exchange rates, billed business outside the U.S. grew 18% in Japan, Asia Pacific and Australia (JAPA), 16% in Latin America and Canada (LACC) and 10% in Europe, Middle East and Africa (EMEA).

-
Total cards-in-force: Increased 5% worldwide due to a 14% increase in GNS, a 2% increase in USCS, a 1% increase in GCS and no change in ICS. During Q3’10, the definition of non-proprietary cards-in-force was changed to exclude retail co-brand cardmember accounts in GNS which have no out-of-store spend activity during the prior 12 month period. This change caused a reduction to reported cards-in-force in Q3’10 of 1.6MM.

--	During the quarter, total cards-in-force increased by 500K in the U.S. and increased by 900K outside the U.S.

•	Net Card Fees: Increased 3%, primarily reflecting a slight increase in the annual fee per card, as well as a charge taken in Q1’10 related to certain fee adjustments.

•	Travel Commissions and Fees: Increased 18%, primarily reflecting a 17% increase in worldwide travel sales.

•
Other Commissions and Fees: Increased 6%, driven primarily by greater foreign currency conversion revenues related to higher spending and revenues related to Loyalty Partner operations, partially offset by lower delinquency fees.

_______________________________________

12
As reported in this Earnings Supplement, F/X adjusted information assumes a constant exchange rate between the periods being compared for purposes of currency translation into U.S. dollars (i.e., assumes the foreign exchange rates used to determine results for the three months ended March 31, 2011 apply to the period(s) against which such results are being compared).  Management believes the presentation of information on an F/X adjusted basis is helpful to investors by making it easier to compare the Company's performance in one period to that of another period without the variability caused by fluctuations in currency exchange rates.

13	Captions not designated as “proprietary” or “GNS” include both proprietary and GNS data.
14	Included in USCS.
15	Included in GCS.
16	Included in ICS.

AMERICAN EXPRESS COMPANY
FIRST QUARTER 2011 OVERVIEW
CONSOLIDATED

•
Other Revenues: Increased 12%, primarily reflecting higher GNS partner royalty revenues, higher merchant-related fee revenues, higher foreign exchange fees and higher global prepaid and publishing revenues, partially offset by reduced insurance revenues.

•	Total Interest Income: Decreased 9%.

-
Interest and Fees on Loans: Decreased 9%, driven by a lower yield on cardmember loans. The lower net yield reflects lower revolving levels, in part driven by higher payment rates, and the implementation of elements of the CARD Act. These reductions to yield were partially offset by the benefit of certain repricing initiatives effective during 2009 and 2010.

-	Interest and Dividends on Investment Securities: Decreased 25%, primarily reflecting decreased investment levels, partially offset by higher investment yields.

-	Deposits with Banks and Other: Was $20MM versus $13MM in Q1‘10, primarily due to higher average deposit balances versus the prior year.

•	Total Interest Expense: Decreased 1%.

-	Deposits: Increased 7% versus last year, as an increase in balances was partially offset by a lower cost of funds.

-	Short-term Borrowings: Was flat versus the prior year.

-	Long-term Debt and Other: Decreased 3%, reflecting lower average long-term debt, partially offset by a higher effective cost of funds.

•	Charge Card Provision for Losses: Decreased 13%, driven primarily by improved year over year credit trends, partially offset by higher receivable levels.

-	Worldwide Charge Card:

--
The net write-off rate was flat to last year and increased versus last quarter in USCS. The net loss ratio as a percentage of charge volume decreased versus last year, and was flat versus last quarter in ICS/GCS. Delinquency rates in USCS decreased versus last year and increased versus last quarter. The ICS/GCS past billings rate decreased versus both last year and last quarter.

	3/11	12/10	3/10
USCS Net write-off rate	1.7%	1.4%	1.7%
ICS/GCS Net loss ratio as a % of charge volume17	0.09%	0.09%	0.38%

USCS 30 days past due as a % of total	1.8%	1.5%	1.9%
ICS/GCS 90 days past billings as a % of total	0.8%	0.9%	0.9%

Worldwide Receivables (billions)	$37.7	$37.3	$33.7
Reserves (millions)	$421	$386	$498
% of receivables	1.1%	1.0%	1.5%

_______________________________________

17
Effective January 1, 2010, the Company revised the time period in which past due cardmember receivables in ICS and GCS are written off to when they are 180 days past due or earlier, consistent with applicable bank regulatory guidance and the write-off methodology adopted for USCS in 4Q’08. Previously, receivables were written off when they were 360 days past billing or earlier. Therefore, the net write-offs for Q1’10 include net write-offs of approximately $60MM for ICS and approximately $48MM for GCS resulting from this write-off methodology change, which increased the net loss ratio and decreased the 90 days past billing metrics for these segments, but did not have a substantial impact on provisions for losses. If these amounts had been excluded from net write-offs, the combined net loss ratio for ICS/GCS would have been 0.13%.

AMERICAN EXPRESS COMPANY
FIRST QUARTER 2011 OVERVIEW
CONSOLIDATED

•
Cardmember Loan Provision for Losses: Decreased significantly to a credit balance of $120MM, primarily reflecting lower write-offs and a lower cardmember reserve requirement at the end of the quarter, due to improving credit performance.

-	Worldwide Loans:
--	The net write-off and past due rates decreased versus last year and last quarter.

	3/11	12/10	3/10
Net write-off rate	3.7%	4.3%	7.0%
30 days past due loans as a % of total	1.9%	2.1%	3.3%

Total Loans (billions)	$57.8	$60.9	$57.6
Reserves (millions)	$2,921	$3,646	$5,314
% of total loans	5.1%	6.0%	9.2%
% of past due	263%	287%	277%

•	Other Provision for Losses: Decreased $9MM to $19MM.

•	Marketing and Promotion Expenses: Increased 15%, reflecting increased investment spending resulting from continued strong credit and business trends in Q1’11.

•
Cardmember Rewards Expense: Increased 30%, reflecting greater rewards-related spending volumes and higher co-brand expense. In addition, the Company increased its U.S. Membership Rewards program ultimate redemption rate estimate for current program participants to reflect an increase in redemption patterns based on greater customer engagement. This increase caused the global ultimate redemption rate to increase from 91% at Q4’10 to 92% in Q1’11, which resulted in additional rewards expense in the period of approximately $188MM ($117MM after-tax).

•	Cardmember Services Expense: Increased 4%.

•
Salaries and Employee Benefits Expense: Increased 15%, reflecting higher employee levels, merit increases for existing employees, higher benefit-related costs and higher incentive related compensation.

•
Professional Services Expense: Increased 18%, reflecting higher technology development expenditures including various initiatives related to digitizing the business, globalizing operating platforms, and enhancing analytical and data capabilities; higher legal costs; and greater third-party merchant sales-force commissions.

•	Occupancy and Equipment Expense: Increased 3%.

•	Communications Expense: Was flat versus the prior year.

•
Other, Net Expense: Increased to $78MM, primarily reflecting a charge in Q1’11 related to accounting for hedging the Company’s fixed rate debt, compared to a benefit in Q1’10, higher taxes other than income and higher travel and entertainment costs.

AMERICAN EXPRESS COMPANY
FIRST QUARTER 2011 OVERVIEW
CONSOLIDATED

Supplemental Information – Tangible Common Equity and Total Adjusted Assets

During the third quarter of 2006, the Company issued $750MM of 6.80% Subordinated Debentures due 2036 (“Subordinated Debentures”), which are automatically extendable until 2066 unless certain events occur prior to that date. In connection with the Subordinated Debentures, the Company has undertaken to disclose on a quarterly basis the amount of its “tangible common equity” and “total adjusted assets”, as defined in the Subordinated Debentures. The Company’s consolidated “tangible common equity” amount as of the end of any fiscal quarter means the total shareholders’ equity, excluding preferred stock, of the Company as reflected on its consolidated balance sheet prepared in accordance with GAAP as of such fiscal quarter end minus (i) intangible assets and goodwill and (ii) deferred acquisition costs, as determined in accordance with GAAP and reflected in such consolidated balance sheet. The Company’s “total adjusted assets” as of the end of any fiscal quarter is calculated as the sum of (i) total consolidated assets as reflected on the Company’s balance sheet minus (ii) non-securitized Cardmember loan receivables (without deduction for reserves), which are set forth on the Company’s balance sheet, plus (iii) managed (i.e., securitized and non-securitized) worldwide Cardmember loan receivables as reported by the Company for such fiscal quarter. Upon the adoption of new GAAP effective January 1, 2010, the Company’s “total consolidated assets” as reflected on the Company’s balance sheet now are the same amount as would be calculated as “total adjusted assets” as defined in the Subordinated Debentures before the change in GAAP. As of March 31, 2011, the Company’s “tangible common equity” was $13B and its “total adjusted assets” as defined in the Subordinated Debentures, were $144B. As of March 31, 2011, the consolidated total assets as reflected on the Company’s balance sheet were also $144B.

CORPORATE & OTHER SEGMENT

•	Net expense was $64MM in Q1’11 compared with $99MM in Q4’10 and $6MM in Q1‘10.

-	Q1’11 included:
--	$93MM and $43MM of after-tax income related to the MasterCard and Visa litigation settlements, respectively;
--	Various investments in the Global Prepaid business and other Enterprise Growth initiatives;
--	Higher incentive compensation and benefit-related expenses; and
--	$7MM of after-tax expense related to the Company’s reengineering activities.

-	Q4’10 included:
--	$93MM and $43MM of after-tax income related to the MasterCard and Visa litigation settlements, respectively;
--	Various investments in the Global Prepaid business and Enterprise Growth initiatives;
--	Higher incentive compensation and benefit reinstatement-related expenses; and
--	Lower interest costs due to decreased cost of excess liquidity.

-	Q1’10 included:
--	$93MM and $43MM of after-tax income related to the MasterCard and Visa litigation settlements, respectively; and
--	$9MM of after-tax expense related to certain property exits.

AMERICAN EXPRESS COMPANY
FIRST QUARTER 2011 OVERVIEW
U.S. CARD SERVICES

Condensed Statements of Income
(GAAP Basis)

(Preliminary)	Quarters Ended March 31,		Percentage Inc/(Dec)
(Millions)	2011	2010

Revenues
Discount revenue, net card fees and other	$2,486	$2,281	9%
Interest income	1,294	1,411	(8)
Interest expense	203	190	7
Net interest income	1,091	1,221	(11)
Total revenues net of interest expense	3,577	3,502	2
Provisions for losses	47	687	(93)
Total revenues net of interest expense after provisions for losses	3,530	2,815	25
Expenses
Marketing, promotion, rewards and cardmember services	1,718	1,324	30
Salaries and employee benefits and other operating expenses	902	838	8
Total	2,620	2,162	21
Pretax segment income	910	653	39
Income tax provision	355	239	49
Segment income	$555	$414	34

Statistical Information	Quarters Ended March 31,		Percentage Inc/(Dec)
	2011	2010
Card billed business (billions)	$96.1	$84.9	13%
Total cards-in-force (millions)	40.1	39.5	2
Basic cards-in-force (millions)	29.8	29.4	1
Average basic cardmember spending18	$3,231	$2,884	12
Segment capital (millions)19	$8,000	$5,311	51
Return on average segment capital19	35.1%	15.4%
Return on average tangible segment capital19	37.6%	16.8%

-	Billed Business: The 13% increase in billed business was primarily driven by the higher average spending per proprietary basic cards-in-force.
--	U.S. consumer billed business volumes increased by 13%; small business volumes increased by 14%.

-
Total cards-in-force: Increased by 600K versus last year reflecting the company’s emphasis on investments in co-brand and premium charge product acquisitions. Total cards in force increased 1% sequentially.

P&L Discussion:

•	Segment Income: Increased to $555MM from $414MM in Q1’10, as total revenues net of interest expense increased 2%, provisions for losses decreased 93% and expenses increased by 21%.

-
Q1’11 includes $2MM ($1MM after-tax) of reengineering costs. Q1’10 included a net benefit of $1MM ($1MM after-tax), reflecting revisions of certain estimates impacting reserve balances tied to the Company’s reengineering initiatives.

-	Pretax Margin: Was 25.4% in Q1’11 compared with 18.6% in Q1’10.

-	Effective Tax Rate: Was 39.0% in Q1’11 compared with 36.6% in Q1’10.

_______________________________________

18	Proprietary cards only.
19
Segment capital represents capital allocated to a segment based upon specific business operational needs, risk measures, and regulatory capital requirements. Please refer to Appendix II of the First Quarter 2011 Earnings Release for the components of ROSC and ROTSC.

AMERICAN EXPRESS COMPANY
FIRST QUARTER 2011 OVERVIEW
U.S. CARD SERVICES

•
Discount Revenue, Net Card Fees and Other: Increased 9%, primarily due to higher discount revenue resulting from billed business growth of 13%, partially offset by lower other commissions and fees due to reduced delinquency-related fees.

•	Interest Income: Decreased 8%, primarily due to a lower yield on cardmember loans.

•	Interest Expense: Increased 7%, primarily reflecting a higher cost of funds and a higher average charge card receivable balance.

•	Provisions for Losses: Decreased 93%, principally reflecting improved cardmember loan credit trends, partially offset by a higher charge card provision.

-	Charge Card:
--	The net write-off rate was flat compared to last year and increased sequentially. The past due rate decreased versus last year, but rose versus last quarter.

	3/11	12/10	3/10
Total Receivables (billions)	$17.6	$19.2	$16.6
Net write-off rate	1.7%	1.4%	1.7%
30 days past due as a % of total	1.8%	1.5%	1.9%

-	Cardmember Loans:
--	The net write-off and past due rates decreased versus last year and last quarter.

	3/11	12/10	3/10
Total Loans (billions)	$49.2	$51.6	$49.2
Net write-off rate	3.7%	4.4%	7.2%
30 days past due loans as a % of total	1.8%	2.1%	3.3%

•
Marketing, Promotion, Rewards and Cardmember Services Expenses: Increased 30%, driven by higher volume-related rewards costs and co-brand expenses as well as the $188MM charge resulting from a higher U.S. ultimate redemption rate assumption. In addition, marketing and promotion expense increased due to higher investment spending resulting from continued strong credit and business trends in Q1’11.

•
Salaries and Employee Benefits and Other Operating Expenses: Increased 8%, reflecting a charge in Q1’11 related to accounting for hedging the Company’s fixed rate debt, compared to a benefit in Q1’10; as well as various customer service initiatives and technology investments.

AMERICAN EXPRESS COMPANY
FIRST QUARTER 2011 OVERVIEW
INTERNATIONAL CARD SERVICES

Condensed Statements of Income
(GAAP Basis)

(Preliminary)	Quarters Ended March 31,		Percentage Inc/(Dec)
(Millions)	2011	2010

Revenues
Discount revenue, net card fees and other	$989	$878	13%
Interest income	325	363	(10)
Interest expense	106	106	-
Net interest income	219	257	(15)
Total revenues net of interest expense	1,208	1,135	6
Provisions for losses	5	158	(97)
Total revenues net of interest expense after provisions for losses	1,203	977	23
Expenses
Marketing, promotion, rewards and cardmember services	407	350	16
Salaries and employee benefits and other operating expenses	556	462	20
Total	963	812	19
Pretax segment income	240	165	45
Income tax provision	51	26	96
Segment income	$189	$139	36

Statistical Information	Quarters Ended March 31,		Percentage Inc/(Dec)
	2011	2010
Card billed business (billions)	$28.4	$24.4	16%
Total cards-in-force (millions)	15.0	15.0	-
Basic cards-in-force (millions)	10.4	10.4	-
Average basic cardmember spending20	$2,735	$2,340	17
Segment capital (millions)21	$2,978	$2,117	41
Return on average segment capital21	25.8%	19.1%
Return on average tangible segment capital21	39.4%	25.6%

-	Billed Business: The 16% increase in billed business was driven by the 17% increase in average spending per proprietary basic cards-in-force.
--
Adjusting for the impacts of foreign exchange translation22, billed business and average spending per proprietary basic cards-in-force both increased 10%. Volume increases across the major geographic regions included an increase of 11% in Latin America and Canada (LACC), 10% in Japan, Asia Pacific and Australia (JAPA), and 9% in Europe, Middle East and Africa (EMEA).

-	Total cards-in-force: Were flat versus last year and last quarter.

_______________________________________

20	Proprietary cards only.
21
Segment capital represents capital allocated to a segment based upon specific business operational needs, risk measures, and regulatory capital requirements. Please refer to Appendix II of the First Quarter 2011 Earnings Release for the components of ROSC and ROTSC.

22
As reported in this Earnings Supplement, F/X adjusted information assumes a constant exchange rate between the periods being compared for purposes of currency translation into U.S. dollars (i.e., assumes the foreign exchange rates used to determine results for the three months ended March 31, 2011 apply to the period(s) against which such results are being compared).  Management believes the presentation of information on an F/X adjusted basis is helpful to investors by making it easier to compare the Company's performance in one period to that of another period without the variability caused by fluctuations in currency exchange rates.

AMERICAN EXPRESS COMPANY
FIRST QUARTER 2011 OVERVIEW
INTERNATIONAL CARD SERVICES

P&L Discussion

•
Segment Income: Increased 36% to $189MM, as total revenues net of interest expense increased 6%, provisions for losses decreased 97% and expenses increased by 19%. Reported revenue, expense and income growth were all impacted by a weaker dollar versus last year.

-	Pretax Margin: Was 19.9% in Q1’11 compared with 14.5% in Q1’10.

-
Effective Tax Rate: The tax rate was 21.3% in Q1’11 versus 15.8% in Q1’10. The tax rates in both periods primarily reflect the impact of recurring tax benefits on varying levels of pretax income. As indicated in previous quarters, this segment reflects the favorable impact of the consolidated tax benefit related to its ongoing funding activities outside the U.S., which is allocated to ICS under the Company’s internal tax allocation process.

•
Discount Revenue, Net Card Fees and Other: Increased 13%, driven primarily by higher discount revenue resulting from the 16% billed business growth and the inclusion of Loyalty Partner’s revenues following the closing of the acquisition in Q1’11.

•	Interest Income: Declined 10%, driven by a lower yield on cardmember loans.

•	Interest Expense: Was flat year over year.

•	Provisions for Losses: Decreased 97%, primarily reflecting improving cardmember loan credit trends as well as provisions related to an enhancement of the ICS reserve methodology in Q1’10.

-	Charge Card:
--	The net loss ratio decreased versus last year and was flat compared to last quarter. The past billing rate was flat both compared to last year and last quarter.

	3/11	12/10	3/10
Total Receivables (billions)	$6.5	$6.7	$5.5
Net loss ratio as a % of charge volume23	0.15%	0.15%	0.53%
90 days past billing as a % of total23	1.0%	1.0%	1.0%

-	Cardmember Loans:
--	The net write-off rate decreased versus both last year and last quarter. The past due rate decreased versus last year and increased sequentially.

	3/11	12/10	3/10
Cardmember Loans (billions)	$8.5	$9.3	$8.4
Net write-off rate	3.2%	4.0%	5.5%
30 days past due loans as a % of total	2.4%	2.3%	3.3%

•	Marketing, Promotion, Rewards and Cardmember Services Expenses: Increased 16%, due to greater volume-related rewards costs and co-brand expenses, as well as higher marketing and promotion expenses.

•
Salaries and Employee Benefits and Other Operating Expenses: Increased 20%, reflecting higher costs related to customer service initiatives, greater technology development expenditures, increased investments in sales-force, and inclusion of Loyalty Partner expenses following the closing of the acquisition in Q1’11.

_______________________________________

23
Effective January 1, 2010, the Company revised the time period in which past due cardmember receivables in ICS are written off to when they are 180 days past due or earlier, consistent with applicable bank regulatory guidance and the write-off methodology adopted for USCS in Q4’08. Previously, receivables were written off when they were 360 days past billing or earlier. Therefore, the net write-offs for Q1’10 include net write-offs of approximately $60MM for ICS resulting from this write-off methodology change, which increased the net loss ratio and decreased the 90 days past billing metrics for this segment, but did not have a substantial impact on provisions for losses. If this amount had been excluded from net write-offs, the net loss ratio for ICS would have been 0.17%.

AMERICAN EXPRESS COMPANY
FIRST QUARTER 2011 OVERVIEW
GLOBAL COMMERCIAL SERVICES

Condensed Statements of Income
(GAAP Basis)

(Preliminary)	Quarters Ended March 31,		Percentage Inc/(Dec)
(Millions)	2011	2010

Revenues
Discount revenue, net card fees and other	$1,177	$1,013	16%
Interest income	2	1	100
Interest expense	58	49	18
Net interest expense	(56)	(48)	17
Total revenues net of interest expense	1,121	965	16
Provisions for losses	23	78	(71)
Total revenues net of interest expense after provisions for losses	1,098	887	24
Expenses
Marketing, promotion, rewards and cardmember services	125	114	10
Salaries and employee benefits and other operating expenses	708	649	9
Total	833	763	9
Pretax segment income	265	124	#
Income tax provision	81	39	#
Segment income	$184	$85	#

# Denotes a variance of more than 100%

Statistical Information	Quarters Ended March 31,		Percentage Inc/(Dec)
	2011	2010
Card billed business (billions)	$36.6	$30.8	19%
Total cards-in-force (millions)	7.1	7.0	1
Basic cards-in-force (millions)	7.1	7.0	1
Average basic cardmember spending24	$5,175	$4,400	18
Segment capital (millions)25	$3,556	$3,394	5
Return on average segment capital25	15.5%	9.4%
Return on average tangible segment capital25	33.5%	20.4%

-	Billed Business: The 19% increase in billed business was primarily driven by the 18% increase in average spending per proprietary basic cards-in-force.
--
Adjusting for the impacts of foreign exchange translation26, billed business and average spending per proprietary basic cards-in-force grew at 17% and 16%, respectively. Volume increased 18% within the U.S., compared to an increase of 15% outside the U.S.

-	Total cards-in-force: Increased 1% compared to last year and was flat versus last quarter.

_______________________________________

24	Proprietary cards only.
25
Segment capital represents capital allocated to a segment based upon specific business operational needs, risk measures, and regulatory capital requirements. Please refer to Appendix II of the First Quarter 2011 Earnings Release for the components of ROSC and ROTSC.

26
As reported in this Earnings Supplement, F/X adjusted information assumes a constant exchange rate between the periods being compared for purposes of currency translation into U.S. dollars (i.e., assumes the foreign exchange rates used to determine results for the three months ended March 31, 2011 apply to the period(s) against which such results are being compared).  Management believes the presentation of information on an F/X adjusted basis is helpful to investors by making it easier to compare the Company's performance in one period to that of another period without the variability caused by fluctuations in currency exchange rates.

AMERICAN EXPRESS COMPANY
FIRST QUARTER 2011 OVERVIEW
GLOBAL COMMERCIAL SERVICES

P&L Discussion

•	Segment Income: Increased to $184MM, more than twice the net income in Q1’10, as total revenues net of interest expense increased 16%, provisions for losses decreased 71% and expenses increased 9%.

-	Q1’11 includes a net benefit of $1MM ($1MM after-tax) related to reengineering initiatives. Q1’10 included $18MM ($12MM after-tax) of net costs related to reengineering initiatives.

-	Pretax Margin: Was 23.6% in Q1’11 compared with 12.8% in Q1’10.

-	Effective Tax Rate: Was 30.6% in Q1’11 compared with 31.5% in Q1’10.

•
Discount Revenue, Net Card Fees and Other: Increased 16%, primarily due to higher discount revenue resulting from the 19% billed business growth, partially offset by larger client incentive payments. In addition, travel commissions and fees increased on 20% greater travel sales and an increase in revenue from supplier contracts signed after Q1’10.

•	Interest Income: Increased to $2MM in Q1’11 from $1MM in Q1’10.

•	Interest Expense: Increased 18%, primarily driven by increased funding requirements due to a higher average receivable balance and a higher cost of funds.

•
Provisions for Losses: Decreased 71%, primarily driven by improved credit performance within the underlying portfolio, as well as provisions related to an enhancement of the GCS reserve methodology during Q1’10.

-	Charge Card:
--	The net loss ratio and past billing rate both decreased versus last year. Sequentially, the net loss ratio was flat, while the past billing rate decreased.

	3/11	12/10	3/10
Total Receivables (billions)	$13.3	$11.3	$11.4
Net loss ratio as a % of charge volume27	0.06%	0.06%	0.28%
90 days past billing as a % of total27	0.7%	0.8%	0.8%

•	Marketing, Promotion, Rewards and Cardmember Services Expenses: Increased 10%, primarily reflecting higher volume-related rewards costs.

•
Salaries and Employee Benefits and Other Operating Expenses: Increased 9%, reflecting higher salary and benefit and sales-force expenses, and a charge in Q1’11 related to accounting for hedging fixed rate debt, compared to a benefit in Q1’10, partially offset by lower reengineering costs in Q1’11.

_______________________________________

27
Effective January 1, 2010, the Company revised the time period in which past due cardmember receivables in GCS are written off to when they are 180 days past due or earlier, consistent with applicable bank regulatory guidance and the write-off methodology adopted for USCS in Q4’08. Previously, receivables were written off when they were 360 days past billing or earlier. Therefore, the net write-offs for Q1’10 include net write-offs of approximately $48MM for GCS resulting from this write-off methodology change, which increased the net loss ratio and decreased the 90 days past billing metrics for this segment, but did not have a substantial impact on provisions for losses. If this amount had been excluded from net write-offs, the net loss ratio for GCS would have been 0.11%.

AMERICAN EXPRESS COMPANY
FIRST QUARTER 2011 OVERVIEW
GLOBAL NETWORK & MERCHANT SERVICES

Condensed Statements of Income
(GAAP Basis)

(Preliminary)	Quarters Ended March 31,		Percentage Inc/(Dec)
(Millions)	2011	2010

Revenues
Discount revenue, fees and other	$1,088	$934	16%
Interest income	1	1	-
Interest expense	(48)	(47)	2
Net interest income	49	48	2
Total revenues net of interest expense	1,137	982	16
Provisions for losses	21	21	-
Total revenues net of interest expense after provisions for losses	1,116	961	16
Expenses
Marketing, promotion, rewards and cardmember services	166	166	-
Salaries and employee benefits and other operating expenses	474	402	18
Total	640	568	13
Pretax segment income	476	393	21
Income tax provision	163	140	16
Segment income	$313	$253	24

Statistical Information	Quarters Ended March 31,		Percentage Inc/(Dec)
	2011	2010
Global card billed business28 (billions)	$187.9	$161.0	17%
Segment capital29 (millions)	$1,855	$1,361	36
Return on average segment capital29	62.1%	64.9%
Return on average tangible segment capital29	66.1%	66.5%

Global Network Services:30
Card billed business (billions)	$26.0	$20.1	29
Total cards-in-force (millions)	30.2	26.5	14

P&L Discussion

•	Segment Income: Increased 24% to $313MM, as total revenues net of interest expense increased 16% and expenses rose 13%.

-	Q1’11 includes $4MM ($3MM after tax) of reengineering costs. Q1’10 included $1MM ($1MM after-tax) of net costs related to the Company’s reengineering initiatives.

-	Pretax Margin: Was 41.9% in Q1’11 compared with 40.0% in Q1’10.

-	Effective Tax Rate: Was 34.2% in Q1’11 compared with 35.6% in Q1’10.

•
Discount Revenue, Fees and Other Revenue: Increased 16%, reflecting an increase in merchant-related revenues, driven by the 17% increase in global card billed business, as well as higher volume driven GNS-related revenues.

•	Interest Income: Was $1MM in both Q1’11 and Q1’10.

_______________________________________

28
Includes activities (including cash advances) related to proprietary cards, cards issued under network partnership agreements (non-proprietary billed business), and certain insurance fees charged on proprietary cards.  In-store spend activity within retail co-brand portfolios in GNS, from which the  Company earns no revenue, is not included in non-proprietary billed business.

29
Segment capital represents capital allocated to a segment based upon specific business operational needs, risk measures, and regulatory capital requirements. Please refer to Appendix II of the First Quarter 2011 Earnings Release for the components of ROSC and ROTSC.

30	Since the third quarter of 2010, for non-proprietary retail co-brand partners, GNS metrics exclude cardmember accounts which have no out-of-store spend activity during the prior 12 month period.

AMERICAN EXPRESS COMPANY
FIRST QUARTER 2011 OVERVIEW
GLOBAL NETWORK & MERCHANT SERVICES

•
Interest Expense: The expense credit increased 2% due to a higher funding-driven interest credit related to internal transfer pricing, which recognizes the merchant services’ accounts payable-related funding benefit.

•	Provisions for Losses: Was flat year over year.

•	Marketing, Promotion, Rewards and Cardmember Services Expenses: Was flat year over year.

•
Salaries and Employee Benefits and Other Operating Expenses: Increased 18%, reflecting increased salary and other employee benefit costs, in addition to third-party merchant sales-force commissions, higher technology development expenditures, and increased legal costs.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This presentation includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. The forward-looking statements, which address the company’s expected business and financial performance, among other matters, contain words such as “believe,” “expect,” “estimate,” “anticipate,” “optimistic,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely,” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update or revise any forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements, include, but are not limited to, the following:

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changes in global economic and business conditions, including consumer and business spending, the availability and cost of credit, unemployment and political conditions, all of which may significantly affect spending on the Card, delinquency rates, loan balances and other aspects of our business and results of operations;

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changes in capital and credit market conditions, which may significantly affect the company’s ability to meet its liquidity needs, access to capital and cost of capital, including changes in interest rates; changes in market conditions affecting the valuation of our assets; or any reduction in our credit ratings or those of our subsidiaries, which could materially increase the cost and other terms of our funding, restrict our access to the capital markets or result in contingent payments under contracts;

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litigation, such as class actions or proceedings brought by governmental and regulatory agencies (including the lawsuit filed against the Company by the U.S. Department of Justice and certain state attorneys general), that could result in (i) the imposition of behavioral remedies against the Company or the Company’s voluntarily making certain changes to its business practices, the effects of which in either case could have a material adverse impact on the Company’s financial performance; (ii) the imposition of substantial monetary damages in private actions against the Company; and/or (iii) damage to the Company’s global reputation and brand;

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legal and regulatory developments wherever we do business, including legislative and regulatory reforms in the United States, such as the Dodd-Frank Act’s stricter regulation of large, interconnected financial institutions, changes in requirements relating to securitization and the establishment of the Bureau of Consumer Financial Protection, which could make fundamental changes to many of our business practices or materially affect our capital requirements, results of operations, ability to pay dividends or repurchase our stock; or actions and potential future actions by the FDIC and credit rating agencies applicable to securitization trusts, which could impact the company’s ABS program;

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changes in the substantial and increasing worldwide competition in the payments industry, including competitive pressure that may impact the prices we charge merchants that accept our Cards and the success of marketing, promotion or rewards programs;

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changes in technology or in our ability to protect our intellectual property (such as copyrights, trademarks, patents and controls on access and distribution), and invest in and compete at the leading edge of technological developments across our businesses, including technology and intellectual property of third parties whom we rely on, all of which could materially affect our results of operations;

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data breaches and fraudulent activity, which could damage our brand, increase our costs or have regulatory implications, and changes in regulation affecting privacy and data security under federal, state and foreign law, which could result in higher compliance and technology costs to ourselves or our vendors;

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changes in our ability to attract or retain qualified personnel in the management and operation of the company’s business, including any changes that may result from increasing regulatory supervision of compensation practices;

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changes in the financial condition and creditworthiness of our business partners, such as bankruptcies, restructurings or consolidations, involving merchants that represent a significant portion of our business, such as the airline industry, or our partners in Global Network Services or financial institutions that we rely on for routine funding and liquidity, which could materially affect our financial condition or results of operations;

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uncertainties associated with business acquisitions, including the ability to realize anticipated business retention, growth and cost savings or effectively integrate the acquired business into our existing operations;

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changes affecting the success of our reengineering and other cost control initiatives, such as the ability to execute plans during the year with respect to certain of the company’s facilities, which may result in the company not realizing all or a significant portion of the benefits that we intend;

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the actual amount to be spent by the Company on investments in the business, including on marketing, promotion, rewards and cardmember services and certain other operating expenses, which will be based in part on management’s assessment of competitive opportunities and the Company’s performance and the ability to control and manage operating, infrastructure, advertising and promotion expenses as business expands or changes;

•	the effectiveness of the company’s risk management policies and procedures, including credit risk relating to consumer debt, liquidity risk in meeting business requirements and operational risks;
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changes affecting our ability to accept or maintain deposits due to market demand or regulatory constraints, such as changes in interest rates and regulatory restrictions on our ability to obtain deposit funding or offer competitive interest rates, which could affect our liquidity position and our ability to fund our business; and

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factors beyond our control such as fire, power loss, disruptions in telecommunications, severe weather conditions, natural disasters, terrorism, “hackers” or fraud, which could affect travel-related spending or disrupt our global network systems and ability to process transactions.

A further description of these uncertainties and other risks can be found in the company’s Annual Report on Form 10-K for the year ended December 31, 2009, its Quarterly Reports on Form 10-Q for the three months ended March 31, June 30, and September 30, 2010, and the company’s other reports filed with the SEC.